UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Highland Funds I

(Exact name of registrant as specified in its charter)

State of Delaware	listed below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 700, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Highland/iBoxx Senior Loan ETF / 46-0691501	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 811-21866; 333-132400), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on October 28, 2015 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended. Any form of supplement or amendment to the Registration Statement that is subsequently filed that relates to a Fund is hereby also incorporated by reference herein

Item 2. Exhibits.

(a) Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registration Statement.

(b) Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Highland Funds I, on behalf of its series

Date September 27, 2016

By /s/ Dustin Norris

          Dustin Norris

          Assistant Treasurer

*	Print the name and title of the signing officer under such officer’s signature.